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                         [VENTURE LAW GROUP LETTERHEAD]


                                                                  EXHIBIT 5.1(b)


                                January 25, 2000


IMP, Inc.
2830 North First Street
San Jose, CA  95183-2071

               Re:    IMP, Inc.
                      Registration Statement on Form S-3

Ladies and Gentlemen:

               At your request, we are rendering this opinion in connection with a proposed sale by certain stockholders (the "Selling Stockholders") of IMP, Inc., a Delaware corporation (the "Company") of up to 527,000 shares (the "Shares") of common stock, $0.01 par value (the "Common Stock") pursuant to a Registration Statement on Form S-3. The Shares were issued to the Selling Stockholders pursuant to a private placement in early 1999.

               We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and
(c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

               Based on such examination, we are of the opinion that the currently issued and outstanding Shares covered by the Registration Statement are legally issued, fully paid, and nonassessable.

               We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                       Very truly yours,
                                       /s/ Venture Law Group
                                       VENTURE LAW GROUP
                                       A Professional Corporation


JYS